                                                                    Exhibit 99.1

                                 [QUIGLEY LOGO]

CONTACT:
David K. Waldman/John W. Heilshorn                       Carl Fonash
Lippert Heilshorn & Associates                           The Quigley Corporation
(212) 838-3777                                           (267) 880-1111
DWALDMAN@LHAI.COM

                QUIGLEY TO PURCHASE MANUFACTURING ASSETS OF JOEL

DOYLESTOWN,  PA. - AUGUST 20, 2004 - THE QUIGLEY CORPORATION (NASDAQ:  QGLY) has
signed an asset purchase and sale  agreement  with JOEL,  Inc. for $5.1 million, which  includes  $4.1 million in cash and $1.0 million of the  Company's  stock.
Upon  completion of all agreement  requirements,  the transfer of assets,  which
includes  land,   buildings,   machinery  and  equipment  of  two  manufacturing
facilities,  located in Lebanon and  Elizabethtown,  Pennsylvania  will occur on
October 1, 2004. The Company will either fund the entire acquisition through its current  working  capital,  or may finance a portion of the  transaction  with a commercial bank.

JOEL, Inc. is a FDA approved  contract  manufacturer of lozenges and other candy food products.  JOEL, Inc. has been the exclusive  manufacturer of the Company's
ColdEEZE(R)  Lozenge since its launch in 1995. The Company is exploring  whether
it  will  continue   manufacturing   several  other  products   currently  being
manufactured by JOEL, Inc., particularly Joel's line of organic hard candies and lozenges,  under the College  Farm(TM) brand.  The JOEL facility and its current organic hard candy line is currently the only  manufacturing  plant approved for manufacture of organic hard candies and lozenges within the United States.

Guy J. Quigley,  Chairman,  President and Chief Executive Officer stated, "We do not anticipate this  transaction  will have a material impact to our bottom-line results at current revenue levels.  However,  the plant is currently utilizing a fraction of its  capacity,  and as volume  increases,  the  purchase may produce savings.  The real benefit to the Company is the  manufacturing  expertise  this acquisition provides.  Producing Cold-EEZE(R) is a highly complex process, which requires  very  specialized  and  technical  know-how  developed by the Company.
Ownership of these assets will further  protect our interests  while  tightening our control over the process,  thus insuring the  manufacturing  formula is held secret."

The Quigley Corporation (Nasdaq:  QGLY,  http://www.Quigleyco.com)  is a leading developer and marketer of diversified health products including the COLD-EEZE(R)
family of patented zinc  gluconate  glycine  (ZIGG(TM))  lozenges and sugar free tablets. COLD-EEZE is the only (ZIGG) lozenge proven in two double-blind studies to reduce the  duration  of the common  cold from 7.6 to 4.4 days or by 42%.  In addition to  Over-The-Counter  (OTC)  products,  the Company has formed  Quigley
Pharma   Inc.    (http://www.QuigleyPharma.com),    a   wholly   owned   ethical
pharmaceutical  subsidiary,  to introduce a line of  naturally-derived  patented prescription drugs. The Quigley Corporation's customers include leading national wholesalers  and  distributors,  as well as independent and chain food, drug and mass  merchandise  stores  and  pharmacies.  The  Quigley  Corporation  makes no representation  that  the  U.S.  Food  and  Drug  Administration  or  any  other regulatory  agency  will  grant an IND or take any  other  action  to allow  the aforementioned products to be studied or marketed. Furthermore, no claim is made that the potential  medicine discussed here is safe,  effective,  or approved by the Food and Drug Administration.

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities  Litigation Reform Act of 1995 and involve known and  unknown  risk,  uncertainties  and other  factors  that may cause the company's actual performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statement.  Factors that impact such forward-looking  statements include,  among others,  changes in worldwide general economic  conditions,  changes in interest rates, government regulations, and worldwide competition.

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